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Exhibit 99.1

CHARTER FOR THE
AUDIT, FINANCE & RISK COMMITTEE
ENBRIDGE ENERGY MANAGEMENT, L.L.C.

INTRODUCTION

  Enbridge Energy Partners, L.P.(the "Partnership") is a Delaware limited partnership whose Class A Common Units are registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and are listed on the New York Stock Exchange. Prior to 2002, the business and affairs of the Partnership were managed by its general partner, Enbridge Energy Company, Inc. ("the General Partner"), a Delaware Company. Pursuant to a Delegation of Control Agreement (the "Delegation Agreement"), the General Partner delegated its control and management over the business and affairs of the Partnership to Enbridge Energy Management, L.L.C., a Delaware limited liability company ("EEM"). Through the operation of the Delegation Agreement and the Agreement of Limited Partnership of the Partnership, the board of directors of EEM and its standing committees, rather than the board of the general partner and its standing committees, perform most of the functions of the board of directors and standing committees of the Partnership.

  The listed shares of EEM are also registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange. This charter shall serve as the Charter of the Audit Committee of the Board of Directors of EEM, acting on its own behalf, and in its capacity as delegate of the general partner of the Partnership. Accordingly, the term "Company" as used in this charter, is defined to mean EEM, both in its own capacity and as the delegate of the General Partner's management authority with respect to the Partnership.

I. CONSTITUTION

  There shall be a committee, to be known as the Audit, Finance & Risk Committee (the "Committee"), of the Board of Directors of EEM.

II MEMBERSHIP

  Each year the Board shall elect from its members, not less than three (3) Directors to serve on the Committee (the "Members"). No Member of the Committee shall be an officer or employee of the Company or any of the Company's affiliates. All members of the Committee shall, in the judgment of the Board, be unrelated and independent and shall satisfy applicable stock exchange and legal requirements. Determinations on whether a Director meets the requirements for membership on the Committee shall be made by the Board. At least one member of the Committee shall be a "financial expert" as determined by the Board and as defined by legal or regulatory requirements. No Director may serve as a member of the Committee if such Director also serves on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee.

  Any Member may be removed or replaced at any time by the Board and shall cease to be a Member upon ceasing to be a Director of the Company. Each Member shall hold office until the close of the next annual meeting of directors of the Company at which Members are elected or until the Member ceases to be a Director, resigns or is replaced, whichever first occurs. Vacancies may be filled by the Board.

  The Corporate Secretary of the Company shall be secretary to the Committee unless the Committee directs otherwise.

III. MEETINGS

  The Committee shall convene at such times and places designated by its Chair or whenever a meeting is requested by a Member, the Board, an officer, the internal auditor or the external auditors of the Company. A minimum of twenty-four (24) hours notice of each meeting shall be given to each Member and to the internal and external auditors.

  A majority of Members present shall constitute a quorum for purposes of a meeting. Where the Members consent, and proper notice has been given or waived, Members of the Committee may participate in a meeting of the Committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a Member participating in such a meeting by any such means is deemed to be present at that meeting.

  In the absence of the Chair of the Committee, the Members may choose one (1) of the Members to be the Chair of the meeting.

  At the invitation of a Member, other Board members, officers or employees of the Company, the external auditors, external counsel and other experts or consultants may attend any meeting of the Committee.

  Members of the Committee may meet separately with any member of management, the external auditors, the internal auditor, internal or external counsel or any other expert or consultant.

  Minutes shall be kept of all meetings of the Committee.

IV. FUNDING

  The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the external auditors and any independent counsel, experts or advisors employed by the Committee and administrative expenses of the Committee.

V. REVIEW OF CHARTER

  The Committee shall review and reassess the adequacy of its Charter at least annually and propose recommended changes to the Board.

VI. DUTIES AND RESPONSIBILITIES

  The Committee provides assistance to the Board in fulfilling its oversight responsibility to the shareholders, the investment community and others, relating to the integrity of the Company's financial statements and the financial reporting process, the management information systems and financial controls, the internal audit function, the external auditors' qualifications, independence, performance and reports, the Company's compliance with legal and regulatory requirements and the risk identification, assessment and management program. In so doing, it is the Committee's responsibility to maintain an open avenue of communication between the Committee, the external auditors, the internal auditors and management of the Company.

  Management is responsible for preparing the interim and annual financial statements and financial disclosure of the Company and for maintaining a system of internal controls to provide reasonable assurance that assets are safeguarded and that transactions are authorized, executed, recorded and reported properly. The Committee's role is to provide meaningful and effective oversight and counsel to management without assuming responsibility for management's day-to-day duties.

  In performance of its duties and responsibilities, the Committee shall have the right as it determines necessary to carry out its duties to engage independent counsel, experts and other advisors, to inspect any and all of the books and records of the Company, its subsidiaries and affiliates, and to discuss with the officers of the Company, its subsidiaries and affiliates, the internal auditor and the external auditors, such accounts, records and other matters as any Member considers appropriate.

  The Committee shall have the following specific duties and responsibilities:

A. DUTIES AND RESPONSIBILITIES RELATED TO THE EXTERNAL AUDITORS.

  The Committee shall:

    (i)
    (a)    be responsible for the appointment, compensation, oversight, retention and termination of the external auditors who shall report directly to the Committee; and

    (b)    be responsible for the appointment, compensation, oversight, retention and termination of any other registered public accounting firm for audit, review or attestation services;

    (ii)
    review and approve the terms of the external auditors' annual engagement letter, including the proposed audit fees;

    (iii)
    review and approve all engagements for audit services and non-audit services to be provided by the external auditors and any non-audit services to be provided by other registered public accounting firms and, as necessary, consider the potential impact of such services on the independence of the external auditors and develop pre-approval policies and procedures for the engagement of non-audit services;

    (iv)
    review and discuss with the external auditors all relationships that the external auditors and their affiliates have with the Company and its affiliates in order to determine the external auditors' independence;

    (v)
    at least annually, obtain and review a report by the external auditors describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the external auditors and any steps taken to deal with any such issues and all relationships between the external auditors and the Company;

    (vi)
    resolve disagreements, if any, between management and the external auditors regarding financial reporting;

    (vii)
    inform the external auditors and management that the external auditors shall have access directly to the Committee at all times, as well as the Committee to the external auditors and that the external auditors are ultimately accountable to the Committee as representatives of the shareholders of the Company;

    (viii)
    discuss with management and the external auditors any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements or accounting policies; and

    (ix)
    establish hiring policies for employees or former employees of the external auditors.

B. DUTIES AND RESPONSIBILITIES RELATED TO AUDITS AND FINANCIAL REPORTING.

  The Committee shall:

    (i)
    review the engagement terms and the audit plan with the external auditors and with the Company's management;

    (ii)
    review with management and the Company's external auditors the Company's financial reporting in connection with the annual audit and the preparation of the financial statements, including, without limitation, the judgment of the external auditors as to the quality, not just the acceptability of, and the appropriateness of the Company's accounting principles as applied in its financial reporting and the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates;

    (iii)
    review with management and the external auditors and make recommendations to the Board on all financial statements and financial disclosure which require approval by the Board including:

    (a)
    the Company's annual financial statements including the notes thereto and "Management's Discussion and Analysis";

    (b)
    any report or opinion to be rendered in connection therewith;

    (c)
    any change or initial adoption in accounting policies and their applicability to the business;

    (d)
    any audit problems or difficulties and management's response;

    (e)
    all significant adjustments proposed by the external auditors; and

    (f)
    satisfying itself that there are no unresolved issues between management and the external auditors that could reasonably be expected to materially affect the financial statements.

    (iv)
    review the Company's interim financial results, including the notes thereto and "Management's Discussion and Analysis" with management and the external auditors and approve the release thereof by management or recommend approval thereof to the Board for release by the Board;

    (v)
    review annually the approach taken by management in the preparation of earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

    (vi)
    discuss with the external auditors their perception of the Company's internal audit and accounting personnel, and any recommendations which the external auditors may have;

    (vii)
    review with management, the external auditors and, as necessary, internal and external legal counsel, any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of the Company, and the manner in which these matters may be, or have been, disclosed in the financial statements;

    (viii)
    annually or more frequently as deemed necessary, meet separately with management and the external auditors, and at least annually with the internal auditors, to review issues and matters of concern respecting audits and financial reporting processes;

    (ix)
    review with the Company's management and, as deemed necessary, review with the external auditors, any proposed changes in or initial adoption of accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgments of the Company's management that may be material to financial reporting;

    (x)
    review with the Company's management and, as deemed necessary, with the external auditors, significant financial reporting issues arising during the fiscal period, including the methods of resolution;

    (xi)
    review any problems experienced by the external auditors in performing an audit, including any restrictions imposed by the Company's management or significant accounting issues on which there was a disagreement with the Company's management;

    (xii)
    review the post-audit or management letter containing the recommendations of the external auditors and the response of the Company's management, if any, including an evaluation of the adequacy and effectiveness of the internal financial controls of the Company (in respect of the scope of review of internal controls by the external auditors, the review is carried out to enable the external auditors to express an opinion on the Company's financial statements);

    (xiii)
    review before release relevant public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases, prospectuses, the annual report, and the Management's Discussion and Analysis disclosure;

    (xiv)
    review, the appointment of the chief financial officer;

    (xv)
    inquire into and determine the appropriate resolution of conflicts of interest in respect of audit, finance or risk matters between or among an officer, Director, shareholder, the internal auditors, or the external auditors, which are properly directed to the Committee by the Chair of the Board, the Board, a shareholder of the Company or a unit holder of the Partnership, the internal auditors, the external auditors, or the Company's management; and

    (xvi)
    as deemed necessary by the Committee, inquire into and examine matters relating to the financial affairs of the Company, its subsidiaries or affiliates, or any of them, including the review of subsidiary or affiliate Audit Committee reports.

C.
DUTIES AND RESPONSIBILITIES RELATED TO FINANCIAL REPORTING PROCESSES AND INTERNAL CONTROLS

  The Committee shall:

    (i)
    review the adequacy and effectiveness of the accounting and internal control policies of the Company and procedures through inquiry and discussions with the external auditors, management, and the internal auditor;

    (ii)
    review with management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with prescribed policies, procedures and the Statement on Business Conduct;

    (iii)
    annually or more frequently if deemed necessary, meet separately with the external auditor, the head of the internal audit group and management, to review issues and matters of concern respecting financial reporting processes and internal controls;

    (iv)
    review with management and the external auditors any reportable conditions, material weaknesses and significant deficiencies affecting internal control;

    (v)
    establish and maintain free and open means of communication between and among the Committee, the external auditors, the internal auditor and management;

    (vi)
    review at least annually with the internal auditor the Company's internal control procedures, and the scope and plans for the work of the internal audit group; and

    (vii)
    review the adequacy of resources of the internal auditor and ensure that the internal auditor has unrestricted access to all functions, records, property and personnel of the Company and inform the internal auditors and management that the internal auditors shall have unfettered access directly to the Committee at all times, as well as the Committee to the internal auditors.

D. DUTIES AND RESPONSIBILITIES RELATED TO FINANCE.

  The Committee shall:

    (i)
    review and as required, approve or recommend for approval to the Board, prospectuses and documents, where practicable, which contain financial statements that may be incorporated by reference into a prospectus;

    (ii)
    review the issuance of equity or debt securities by the Company, and if deemed appropriate, authorize the filing with securities regulatory authorities of any prospectus, prospectus supplement or other documentation relating thereto; and

    (iii)
    review and recommend for approval to the Board the annual report of EEM and EEP with respect to matters related to the auditor, affecting the capital of the Company or principal risks to be managed by the Company.

E. DUTIES AND RESPONSIBILITIES RELATED TO RISK MANAGEMENT

  The Committee shall:

    (i)
    review at least annually with senior management, internal counsel and, as necessary, external counsel and the Company's internal and external auditors:

    (a)
    the Company's method of reviewing major risks inherent in the Company's businesses, facilities, and strategic directions, including the Company's risk management and evaluation process;

    (b)
    the strategies and practices applicable to the Company's assessment, management, prevention and mitigation of risks (including the foreign currency and interest rate risk strategies, counterparty credit exposure, the use derivative instruments, insurance and adequacy of tax provisions);

    (c)
    the Company's annual insurance report including the risk retention philosophy and resulting uninsured exposure, if any;

    (e)
    the loss prevention policies, risk management programs, disaster response and recovery programs, corporate liability protection programs for Directors and officers, and standards and accountabilities of the Company in the context of competitive and operational considerations.

F. OTHER DUTIES OF AUDIT, FINANCE & RISK COMMITTEE

  The Committee shall, as required, or as deemed necessary by the Committee:

    (i)
    review senior management's expense report summaries of the officers and Directors of the Company, and review senior management's report summaries concerning corporate aircraft usage;

    (ii)
    meet separately with senior management, the internal auditors, the external auditors and, as is appropriate, internal and external legal counsel and independent advisors in respect of issues not elsewhere listed concerning any other audit, finance and risk matters;

    (iii)
    review incidents or alleged incidents as reported by senior management, audit services, the external auditor, the Corporate Secretary, the law department, or otherwise of fraud, illegal acts and conflicts of interest;

    (iv)
    establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

    (v)
    report to the Board after each Committee meeting, as required during the year, with respect to the Committee's activities and recommendations;

    (vi)
    address any other matter properly referred to the Committee by the Chair of the Board, the Board, a Director, the internal auditors, the external auditors, the CEO, or the management of the Company or any other matter as may be required under stock exchange rules or by law;

    (vii)
    conduct an annual performance evaluation of the Committee; and

    (viii)
    the Committee shall, in conjunction with Management, coordinate the performance of its duties concerning:

    (a)
    the external auditor;

    (b)
    audits and financial reporting;

    (c)
    financial reporting processes and internal controls;

    (d)
    finance; and

    (e)
    risk management

    with any audit committee of a parent or subsidiary Company, respecting the independence of such parent or subsidiary directors and managing to ensure efficiency, effectiveness and consistency of approach with such parent or subsidiary.

VII. COMMITTEE TIMETABLE

  The major annual activities of the Committee shall be outlined in an annual schedule.

VIII. DELEGATION TO SUBCOMMITTEE

  The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the external auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

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CHARTER FOR THE AUDIT, FINANCE & RISK COMMITTEE ENBRIDGE ENERGY MANAGEMENT, L.L.C.